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                                                           Executed in 6 Parts
                                                         Counterpart No. (   )


                              NATIONAL EQUITY TRUST

                      FORBES COMM TECH INDEX TRUST SERIES 2

                            REFERENCE TRUST AGREEMENT

            This Reference Trust Agreement dated May 31, 2000 among Prudential Securities Incorporated, as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:


            In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST


            Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

            A. Article III, entitled "Administration of Trust," shall be amended as follows:

            (i) Section 3.14 Deferred Sales Charge shall be amended to add the following sentences at the end thereof:


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                  "References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."


                                    Part II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

            A. The Trust is denominated National Equity Trust, Forbes Comm Tech Index Trust Series 2.

            B. The Units of the Trust shall be subject to a deferred sales charge.

            C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

            D.    The term "Depositor" shall mean Prudential Securities
      Incorporated.

            E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

            F. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

            G.    The term "First Settlement Date" shall mean June 6, 2000.

            H. The terms "Computation Day" and "Record Date" shall be on such dates as the Sponsor shall direct.

            I. The term "Distribution Date" shall be on such dates as the Sponsor shall direct.

            J.    The term "Termination Date" shall mean July 11, 2001.


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            K.    The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for
      49,999,999 and below units outstanding $.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units, and $.66 (per 1,000 Units) on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

            L. The Depositor's Portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]


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            The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Forbes Comm Tech Index Trust Series 2 is hereby incorporated by reference herein as Schedule A hereto.